REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Trustees of MFS Series Trust XI and Shareholders of MFS Blended
 Research Core Equity Fund:
In planning and performing our audit of the financial statements of MFS Blended
 Research Core Equity Fund (the
Fund) (a portfolio comprising MFS Series Trust XI) as of and for the year ended September 30, 2010, in accordance with the standards of the Public Company Accounting Oversight Board
 (United States), we considered the
Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinio n on the financial statement and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to
assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations
of management and trustees of the trust; and (3) provide reasonable assurance regarding prevention or timely
detection of unauthorized acquisition, use, or disposition of a funds assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect
misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk
that controls may become inadequate because of changes in conditions or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does
not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material
misstatement of the funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be
material weaknesses under standards established by the Public Company Accounting Oversight Board (United
States). However, we noted no deficiencies in the Funds internal control over financial reporting and its
operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of September 30, 2010.
This report is intended solely for the information and use of management and the Board of Trustees of MFS Blended
Research Core Equity Fund and the Securities and Exchange Commission and is not
 intended to be and should not be
used by anyone other than these specified parties.
DELOITTE & TOUCHE LLP

Boston, Massachusetts
November 15, 2010